Exhibit 3.217.1

Form LLC-5.25 January 1999	Illinois Limited Liability Company Act Articles of Amendment	This space for use by Secretary of State

Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756 217 524 8008 http://www.sos.state.il.us	Filing Fee (see note) SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 04-27-2000 Assigned File # 00138835 Filing Fee $100.00 Approved:
1.	Limited Liability Company name Washington-Oregon Associates, L.L.C.

2.	File number assigned by the Secretary of State: 00138835

3.	Federal Employer Identification Number (F.E.I.N.): 36-4192347

4.	These Articles of Amendment are effective on ☑ the file date or a later date being not to exceed 30 days after the file date.

5.	The company has elected in its operating agreement to be governed by the amendatory Act of 1997:

☑Yes ☐ No
6.	The Articles of Organization is amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable)
☑ a)	Admission of a new member (give name and address below)

☑ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☐ d)	Withdrawal of a manager (give name below)

☐ e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below)

☐ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐ i)	Other (give information below)

New Member:	Craig M. Bernfield
Two North LaSalle Street
Suite 1901
Chicago, IL 60602

New Manager:	Craig M. Bernfield
Two North LaSalle Street
Suite 1901
Chicago, IL 60602
LLC-11.2

LLC-5.25

7.	This amendment was adopted by the managers. S. 5-25(3)		☑ Yes	☐ No
	a)	Not less than minimum number of managers so approved.	☑ Yes	☐ No
	b)	Member action was not required.	☑ Yes	☐ No

8.	This amendment was adopted by the members. S. 5-25(4)		☐ Yes	☐ No
Not less than minimum number of members so approved.

9.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated:	April 7	,	2000	.
	(Month & Day)		(Year)

/s/ Zev Karkomi
(Signature)

Zev Karkomi, Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

Note::	*	If the the company has elected in its operating agreement to be governed by the amendatory Act of 1997, and the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

If the the company has not elected in its operating agreement to be governed by the amendatory Act of 1997, and/or other changes are also reported, the filing fee is $100.